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                                                                 EXECUTION COPY

                                                                    EXHIBIT 4.2


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                        Group Maintenance America Corp.,
                           the Companies Named Herein

                                      and

                      State Street Bank and Trust Company,
                                    Trustee



                               ------------------




                          First Supplemental Indenture

                           Dated as of March 10, 1999



                              -------------------





                               Up to $200,000,000

                        9 3/4% Senior Subordinated Notes

                              Due January 15, 2009


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         FIRST SUPPLEMENTAL INDENTURE, dated as of March 10, 1999, among GROUP
MAINTENANCE AMERICA CORP., a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company"), having its principal office at 8 Greenway Plaza, Suite 1500, Houston, Texas 77046, STATE STREET BANK AND TRUST COMPANY, a bank duly organized and existing under the laws of the United States (herein called the "Trustee"), and the various subsidiaries of the Company named herein, as Guarantors.

                            RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture, dated as of January 22, 1999 (herein called the "Original Indenture"), to provide for the issuance of an aggregate principal amount of up to $200,000,000 of the Company's 9 3/4% Senior Subordinated Notes Due January 15, 2009 (the "Notes"), $130,000,000 aggregate principal amount of which are currently outstanding; and

         WHEREAS, Section 9.1 of the Original Indenture provides that, subject to certain limitations, without the consent of any holders of the Notes, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture or indentures supplemental to the Original Indenture; and

         WHEREAS, pursuant to Section 10.17 of the Original Indenture, Statewide Heating & Air Conditioning, Inc., a Delaware corporation ("Statewide"), is to become a Guarantor under the Original Indenture; and

         WHEREAS, the Company's Board of Directors has duly authorized the substance of the modifications of the Indenture hereinafter set forth (the "First Supplemental Indenture") and the execution and delivery of this First Supplemental Indenture; and

         WHEREAS, the Board of Directors of Statewide has authorized the execution and delivery of this First Supplemental Indenture; and

         WHEREAS, the Company, the Initial Guarantors (as defined in the Original Indenture), Statewide and the Trustee desire to execute this First Supplemental Indenture; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of Statewide, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:




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         For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

         1. Statewide hereby unconditionally guarantees all of the Company's obligations under the Securities (as defined in the Original Indenture) and under the Original Indenture on the terms set forth in the Original Indenture. Notwithstanding the foregoing, this guarantee shall be automatically and unconditionally released and discharged (with respect to Statewide) upon the terms and conditions specified in Section 13.5 of the Original Indenture.

         2. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Original Indenture.

         3. Except as specifically supplemented and amended by this First Supplemental Indenture, the terms and provisions of the Original Indenture shall remain in full force and effect.

         4. The Recitals of the Company preceding Section 1 of this First Supplemental Indenture are statements of the Company, and the Trustee has no responsibility for the accuracy or completeness thereof.

         5. This First Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflicts of laws principles thereof.

         6. This First Supplemental Indenture may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same First Supplemental Indenture.

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         IN WITNESS WHEREOF, the parties hereto have cause this First
Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                       GROUP MAINTENANCE AMERICA CORP.


                                       By: /s/    Darren B. Miller
                                         --------------------------------------
                                       Name:  Darren B. Miller
                                       Title: Executive Vice President


                                       STATE STREET BANK AND TRUST COMPANY


                                       By: /s/   E. C. Hammer
                                          -------------------------------------
                                       Name:  Elizabeth C. Hammer
                                       Title: Vice President

                                                     Guarantors

                                       A-1 APPLIANCE & AIR CONDITIONING, INC.
                                       A-1 MECHANICAL OF LANSING, INC.
                                       AA ADVANCE AIR, INC.
                                       A-ABC APPLIANCE, INC.
                                       A-ABC SERVICES, INC.
                                       AA JARL, INC.
                                       AIR CONDITIONING ENGINEERS, INC.
                                       AIR CONDITIONING, PLUMBING & HEATING
                                           SERVICE CO., INC.
                                       AIRCON ENERGY INCORPORATED
                                       AIRTRON, INC.
                                       AIRTRON OF CENTRAL FLORIDA, INC.
                                       ALL SERVICE ELECTRIC, INC.
                                       ARKANSAS MECHANICAL SERVICES, INC.
                                       ATLANTIC INDUSTRIAL CONSTRUCTORS,
                                           INC.
                                       BARR ELECTRIC CORP.
                                       CALLAHAN ROACH PRODUCTS &
                                           PUBLICATIONS, INC.
                                       CENTRAL AIR CONDITIONING



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                                           CONTRACTORS, INC.
                                       CENTRAL CAROLINA AIR CONDITIONING
                                           COMPANY
                                       CHARLIE CRAWFORD, INC.
                                       CLARK CONVERSE ELECTRIC SERVICE, INC.
                                       COLONIAL AIR CONDITIONING COMPANY
                                       COMMERCIAL AIR HOLDING COMPANY
                                       COMMERCIAL AIR, POWER & CABLE, INC.
                                       CONTINENTAL ELECTRICAL CONSTRUCTION
                                           CO.
                                       COSTNER BROTHERS, INC.
                                       DIVCO, INC.
                                       DYNAMIC SOFTWARE CORPORATION
                                       EVANS SERVICES, INC.
                                       THE FARFIELD COMPANY
                                       FERGUSON ELECTRIC CORPORATION
                                       GENTZLER ELECTRICAL CONTRACTORS, INC.
                                       GILBERT MECHANICAL CONTRACTORS, INC.
                                       GREGORY ELECTRIC, INC.
                                       GROUPMAC HOLDING CORP.
                                       GROUPMAC MANAGEMENT CO.
                                       HPS PLUMBING SERVICES, INC.
                                       HALLMARK AIR CONDITIONING, INC.
                                       HUNGERFORD MECHANICAL CORPORATION
                                       J.D. STEWARD AIR CONDITIONING, INC.
                                       K & N PLUMBING, HEATING AND AIR
                                           CONDITIONING, INC.
                                       LANEY'S, INC.
                                       LINFORD SERVICE CO.
                                       MACDONALD-MILLER CO., INC.
                                       MACDONALD-MILLER INDUSTRIES, INC.
                                       MACDONALD-MILLER OF OREGON, INC.
                                       MACDONALD-MILLER SERVICE, INC.
                                       MASTERS, INC.
                                       MECHANICAL INTERIORS, INC.
                                       MERRITT ISLAND AIR & HEAT, INC.
                                       NEW CONSTRUCTION AIR CONDITIONING,
                                           INC.
                                       NORON, INC.

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                                       PACIFIC RIM MECHANICAL CONTRACTORS,
                                           INC.
                                       PAUL E. SMITH CO., INC.
                                       PHOENIX ELECTRIC COMPANY
                                       RAY AND CLAUDE GOODWIN, INC.
                                       RELIABLE MECHANICAL, INC.
                                       ROMANOFF ELECTRIC CORP.
                                       SIBLEY SERVICES, INCORPORATED
                                       SOUTHEAST MECHANICAL SERVICE, INC.
                                       STEPHEN C. POMEROY, INC.
                                       STERLING AIR CONDITIONING, INC.
                                       SUM PLUMBING, INC.
                                       TEAM MECHANICAL, INC.
                                       TRINITY CONTRACTORS, INC.
                                       UNITED ACQUISITION CORP.
                                       VALLEY WIDE PLUMBING AND HEATING,
                                           INC.
                                       VAN'S COMFORTEMP AIR CONDITIONING,
                                           INC.
                                       VANTAGE MECHANICAL CONTRACTORS, INC.
                                       WADE'S HEATING AND COOLING, INC.
                                       WIEGOLD & SONS, INC.
                                       WILLIS REFRIGERATION, AIR CONDITIONING
                                           & HEATING, INC.
                                       YALE INCORPORATED


                                       By: /s/    Darren B. Miller
                                          -------------------------------------
                                       Name:  Darren B. Miller
                                       Title: Vice President of each
                                              of the foregoing Guarantors

                                       STATEWIDE HEATING & AIR CONDITIONING
                                         INC.


                                       By: /s/    Darren B. Miller
                                          -------------------------------------
                                       Name:  Darren B. Miller
                                       Title: Vice President


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